Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256476

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 2, 2021)

173,100 Shares of Common Stock

352,525 Prefunded Warrants to Purchase up to 352,525 Shares of Common Stock

352,525 Shares of Common Stock underlying the Prefunded Warrants and

We are offering 173,100 shares of our common stock, and prefunded warrants (the “Prefunded Warrants”) to purchase 352,525 shares of common stock to investors pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the common stock is $7.61 and the offering price per Prefunded Warrant is $7.6099 (and each share of common stock and Prefunded Warrant shall be coupled with one Common Warrant (as defined below), each to purchase one share of our common stock).

We are offering Prefunded Warrants to investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of Prefunded Warrants will not have the right to exercise any portion of its Prefunded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of common stock issuable upon exercise of any Prefunded Warrants sold in this offering. Each Prefunded Warrant is immediately exercisable for one share of common stock at an exercise price of $0.0001 per share and may be exercised at any time until exercised in full.

In a concurrent private placement, we are also offering to the investors common warrants to purchase an aggregate of up to 525,625 shares of our common stock (the “Common Warrants”) at an exercise price of $7.48 per share. The Common Warrants are immediately exercisable and will expire five years from the date of issuance. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. The Common Warrants and the shares of common stock issuable upon exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is listed on The Nasdaq Capital Market under the symbol “FWBI”. The last reported sale price of our common stock on March 1, 2024, was $9.24 per share.

There is no established trading market for the Prefunded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Prefunded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7  of this prospectus supplement.

We engaged Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities but will use its reasonable best efforts to arrange for the sale of the securities offered. We have agreed to pay to the placement agent the placement agent fees set forth in the table below.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 6, 2024, subject to the satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Prefunded Warrant	Total
Offering price	$7.61	$7.61	$4,000,006.25
Placement Agent Fees(1)	$0.42	$0.42	$220,000.34
Proceeds to us, before expenses(2)	$7.19	$7.19	$3,780,005.91

(1)	See “Plan of Distribution” For additional information about the compensation payable to the placement agent.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Roth Capital Partners

The date of this prospectus supplement is March 3, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “First Wave BioPharma,” “AzurRx,” “we,” “us,” “our” or “ours” refer to First Wave BioPharma, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

All trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying the shares of common stock and warrants to buy shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with this offering. Neither we nor the placement agent (or any of our or its respective affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such related free writing prospectus, or any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement and under similar captions in the documents incorporated by reference into this prospectus supplement. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “First Wave BioPharma”, “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean First Wave BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “First Wave BioPharma” refer to First Wave BioPharma, Inc. on an unconsolidated basis. References to “First Wave Bio” refer to First Wave Bio, Inc., First Wave BioPharma’s wholly-owned subsidiary.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.

We are currently focused on developing our pipeline of gut-restricted GI clinical drug candidates, including the biologic adrulipase (formerly MS1819), a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-viral and anti-inflammatory properties. Our adrulipase programs are focused on the development of an oral, non-systemic, biologic capsule for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”). The Company’s niclosamide programs leverage proprietary oral and topical formulations to address multiple GI conditions, including inflammatory bowel disease (“IBD”) indications and viral diseases.

We are developing our drug candidates for a host of GI diseases where there are significant unmet clinical needs and limited therapeutic options, resulting in painful, life threatening and discomforting consequences for patients.

Recent Developments

Non-Binding Letter of Intent for Potential Sale of Niclosamide

On December 27, 2023, we announced that we have entered into a non-binding letter of intent (the “Niclosamide LOI”) for a proposed sale of our niclosamide program, which is designed to treat inflammatory bowel diseases such as ulcerative colitis and related conditions, to an undisclosed biopharmaceutical company (the “Niclosamide Sale”). The Niclosamide LOI contemplates a low seven-figure upfront payment to the Company for the rights to Niclosamide, as well as economics to the Company related to future milestones and royalties.

The Niclosamide LOI only represents a mutual indication of interest regarding the Niclosamide Sale and the terms of the Niclosamide Sale are subject to a number of contingencies, including the completion of customary due diligence and the negotiation and execution of definitive agreements. Upon execution of the definitive agreement, the completion of the transaction will be subject to, among other matters, satisfaction of the conditions negotiated therein, the buyer having secured adequate financing, and receipt of all third party (including governmental) approvals, licenses, consents, and clearances, as and when applicable.

There can be no assurance that the Niclosamide Sale will be completed on the terms contemplated in the Niclosamide LOI or otherwise. In particular, the terms of the potential transaction, the timing of closing, and the aggregate consideration that we may receive may materially differ from that currently contemplated by the Niclosamide LOI.

Non-Binding Letter of Intent for Potential Merger with ImmunogenX

On December 18, 2023, we announced that we entered into a non-binding letter of intent (the “IMGX LOI”) for a proposed acquisition of ImmunogenX, Inc. (IMGX), a clinical-stage biotherapeutics company developing Phase 3-ready latiglutenase, a targeted, oral biotherapeutic for celiac disease. Pursuant to the IMGX LOI, we would acquire 100% of the outstanding equity of IMGX on a fully diluted basis and, after stockholder approval of the proposed transaction, the shareholders of IMGX will own a majority of the equity interests of the combined company (the “Acquisition”). Following the close of the proposed Acquisition, James Sapirstein is expected to continue serving as Chairman and Chief Executive Officer with Jack Syage, Ph.D., Chief Executive Officer and Co-Founder of ImmunogenX, assuming the role of President and Chief Operating Officer, with the combined company focused on advancing a GI pipeline comprised of multiple late-stage clinical assets, including latiglutenase and capeserod. Operational and financial leadership positions will be comprised of current First Wave Biopharma executives, while clinical, regulatory affairs, and scientific positions will be led by executives of ImmunogenX.

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Any definitive agreement with respect to the potential transaction would be subject to approval by the respective parties to the term sheet, including approval by our board of directors and/or stockholders, approval by ImmunogenX’s stockholders, various regulatory approvals, and the combined company having sufficient capital to carry out the planned businesses.

In the event we close the potential Acquisition, we also anticipate raising additional funding and securing a strategic licensing agreement for latiglutenase will occur after the close of the Acquisition. Our non-binding term sheet for a licensing agreement with a strategic global pharmaceutical company provides for a cash payment to the Company from the licensor upon closing of the licensing and certain milestone and royalty payments as consideration for the exclusive license of latiglutenase within the United States and Canada. The closing of any strategic licensing agreement and any other financings would be contingent upon the completion of numerous events, including the closing of the Acquisition, completion of customary due diligence, the negotiation and execution of definitive agreements, and receipt of all required third party (including governmental) approvals, licenses, consents, and clearances, as and when applicable.

The IMGX LOI is subject to an exclusivity payment by the Company, upon execution of the IMGX LOI, of $500,000. The LOI only represents a mutual indication of interest regarding the Acquisition and the terms of the Acquisition are subject to a number of contingencies, including the completion of customary due diligence and the negotiation and execution of definitive agreements. Any definitive agreement with respect to the Acquisition would be subject to approval by the respective parties to the IMGX LOI, including approval by our Board of Directors, and would likely include a number of customary provisions, including without limitation, representations and warranties of IMGX and us, restrictive covenants, and indemnification provisions, as well as various closing conditions, including without limitation receipt of applicable third party approvals and receipt of satisfactory financing and licensing arrangements. There can be no assurance that the Acquisition will be completed on the terms contemplated in the IMGX LOI or otherwise. In particular, the timing of closing of any such transaction and the aggregate consideration that we may receive may materially differ from that currently contemplated by the LOI.

Reverse Stock Split

On December 12, 2023, we held a special meeting of stockholders (the “Special Meeting”) where our stockholders approved a proposal granting our Board of Directors the discretion to effect a reverse stock split of our issued and outstanding common stock through an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), at a ratio of not less than 1-for-10 and not more than 1-for-20, with such ratio to be determined by the Board of Directors.

On December 13, 2023, we filed the Amendment to our Charter with the Secretary of State of the State of Delaware to effect a reverse stock split of our Common Stock at a ratio of 1-for-20. The Reverse Stock Split became effective in accordance with the terms of the Amendment at 12:01 AM Eastern Time on December 18, 2023, and began trading on a split-adjusted basis when the market opened on Monday, December 18, 2023. There was no corresponding reduction in the number of authorized shares of common stock and no change in the par value per share.

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Nasdaq Listing Compliance

On October 26, 2023, we received written notice (the “Notification Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirement set forth in Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of an issuer’s pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination relates to the offering and issuance by us (the “Offering”) of an aggregate of: (i) 30,500 shares (the “Shares”) of our common stock, par value $0.0001 per share, (ii) prefunded warrants to purchase up to an aggregate of 133,750 shares of common stock and (iii) common warrants to purchase up to an aggregate of 328,500 shares of Common Stock (together with the prefunded warrant shares, the “Warrant Shares”). The public offering price for each Share and accompanying Warrants, each to purchase one share of common stock, was $12.80, and the public offering price for each prefunded warrant and accompanying warrants, each to purchase one share of Common Stock, was $12.798. The Offering was previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2023.

The Staff determined that the Offering was not a “public offering” under Nasdaq Listing Rule 5635(d) due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased a predominant portion of the Offering. As a result, because the Offering represented greater than 20% of the common stock outstanding and was priced below the Minimum Price, the Staff determined that we were required to obtain shareholder approval prior to the issuance of common stock in the Offering under Listing Rule 5635(d).

On December 12, 2023, during the Special Meeting, our stockholders’ ratified our entry into the Offering as we received the affirmative vote of the majority of the votes cast by shares of our common stock present or represented by proxy and entitled to vote at the Special Meeting.

Initial Topline Results from Phase 2 SPAN Trial

On July 13, 2023, we announced that we had received topline results from our Phase 2 SPAN clinical trial investigating an enhanced enteric microgranule delivery formulation of adrulipase for the treatment of EPI in patients with CF. Initial data from the study indicate the enhanced adrulipase formulation was safe and well tolerated and demonstrated an improvement over prior formulations of adrulipase. However, the preliminary data also indicate that it is likely the primary efficacy endpoint was not achieved. We are continuing to assess this data, along with secondary efficacy endpoint data, and plan to schedule a Type C meeting with the FDA in 2024 to discuss next steps for the Adrulipase program.

The Phase 2 SPAN clinical trial was designed to investigate the safety, tolerability and efficacy of an enteric microgranule delivery formulation for adrulipase in a titrated dose-escalation study involving thirteen (13) patients. The primary efficacy endpoint is the coefficient of fat absorption, with secondary endpoints of stool weight, signs and symptoms of malabsorption and coefficient of nitrogen absorption.

Based on the initial safety and efficacy results, we plan to pursue an End-of-Phase 2 meeting with the U.S. Food and Drug Administration to review the data and discuss the parameters for a registrational Phase 3 clinical trial that would satisfy the requirements for a Biologics License Application. We anticipate conducting the End-of-Phase 2 meeting in 2024.

Sanofi License Agreement

On September 13, 2023, we entered into a License Agreement (the “License Agreement”) with Sanofi (“Sanofi”), pursuant to which we received a license to obtain certain exclusive worldwide rights to develop and commercialize Capeserod, a selective 5-HT4 receptor partial agonist which we intend to repurpose and develop for gastrointestinal indications.

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Warrant Reload and Repricing

On June 13, 2023, we entered into warrant exercise inducement offer letters with certain holders of warrants to purchase shares of our common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 86,216 shares of our common stock, in the aggregate, at a reduced exercise price of $23.00 per share, in exchange for our agreement to issue new warrants on substantially the same terms as the existing warrants, to purchase up to 172,433 shares of our common stock and a cash payment of $2.50 per inducement warrant share which was paid in full upon the exercise of the existing warrants. We received aggregate gross proceeds of approximately $2.4 million from the exercise of the existing warrants by the holders and the sale of the inducement warrants.

On September 14, 2023, we entered into warrant exercise inducement offer letters with a holder of warrants to purchase shares of common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 294,101 shares of common stock, in the aggregate, at a reduced exercised price of $8.60 per share, in exchange for new warrants on substantially the same terms as the existing warrants, to purchase up to 588,203 shares of common stock and a cash payment of $2.50 per warrant share which was paid in full upon the exercise of the existing warrants. We received aggregate gross proceeds of approximately $4.0 million from the exercise of the existing warrants by the holders and the sale of the inducement warrants.

On December 27, 2023 we entered into a warrant exercise inducement offer letter with a holder of warrants to purchase shares of common stock pursuant to which the holder agreed to exercise for cash their existing warrants to purchase 881,337 shares of common stock, in the aggregate, at a reduced exercise price of $5.50 per shares, in exchange for new warrants on substantially the same terms as the existing warrants, to purchase up to 1,762,674 shares of common stock and a cash payment of $0.125 per warrant share which was paid in full upon the exercise of the existing warrants. We received aggregate gross proceeds of approximately $4.8 million from the exercise of the existing warrants and sale of the inducement warrants.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. In September 2021, we acquired First Wave Bio, Inc. through a merger transaction, and changed our name to First Wave BioPharma, Inc. Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We currently maintain a website at www.firstwavebio.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus supplement.

The Offering

Shares of Common Stock offered by us	173,100 shares of common stock

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Prefunded Warrants offered by us	We are also offering Prefunded Warrants to purchase up to an aggregate of 352,525 shares of common stock. We are offering the Prefunded Warrants to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding shares of common stock immediately following the closing of this offering. Each Prefunded Warrant is immediately exercisable for one share of common stock at an exercise price $0.0001 per share and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Prefunded Warrants. The exercise price and number of shares of common stock issuable upon exercise of the Prefunded Warrants will be subject to certain further adjustments as described herein.

Shares of common stock outstanding before this offering	1,562,814 shares of common stock.

Shares of common stock to be outstanding after this offering	2,088,439 shares of common stock, assuming all of the Prefunded Warrants issued in this offering are exercised (and no exercise of the Common Warrants issued in the concurrent private placement).

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes See “Use of Proceeds” on page S-12 of this prospectus supplement.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “FWBI”.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

Listing	There is no established public trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Capital Market or on any national securities or other national recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of shares of our common stock and Prefunded Warrants in this offering Common Warrants to purchase 525,625 shares of our common stock at an exercise price of $7.48 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The Common Warrants and the shares of our common stock issuable upon the exercise of such warrants are not being offered pursuant to this prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

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The above discussion is based on 1,562,814 shares of our common stock outstanding as of March 1, 2024 and excludes, as of that date, the following:

•	28 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $44,952.62 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

•	4 shares of awarded but unissued restricted stock under our 2014 Plan;

•	398 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $4,652.79 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

•	170,992 shares of awarded but unissued restricted stock units under our 2020 Plan;

•	155,204 shares of common stock available for future issuance under our 2020 Plan;

•	1,779,780 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $47.44 per share;

•	141 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $1.0 million through September 30, 2023;

•	either (x) if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, up to 100 additional shares of common stock issuable upon conversion of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and up to 100 shares of common stock issuable upon exercise of warrants or (y) if the holders of Series B Preferred Stock elect to exchange into our sales made on November 30, 2021, at a price of $10,985.94 per share, pursuant to our At The Market Offering Agreement dated May 26, 2021 (the “ATM Agreement”) (such price being the lowest price per share sold under the ATM Agreement to date and eligible for the holders of the Series B Preferred Stock to exchange into), up to 445 additional shares of common stock, in each case that may be issued pursuant to the exchange right in excess of amounts currently underlying Series B Preferred Stock; and

•	525,625 shares of common stock issuable upon exercise of the Common Warrants being issued in the concurrent private placement.

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Except as otherwise indicated, the information in this prospectus supplement gives effect to the 1-for-20 reverse stock split of our common stock, effected on December 18, 2023, and assumes no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus supplement, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to this Offering and our Common Stock

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock.

Our common stock is currently listed for trading on the Nasdaq Capital Market. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on the Nasdaq Capital Market.

On August 17, 2023, we received notice from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Common Stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). In that regard, we reported stockholders’ equity of $881,960 in our Quarterly Report on Form 10-Q for the period ended June 30, 2023 (we did not then, and do not now, meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years).

On October 2, 2023, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule. On November 13, 2023, we filed our Quarterly Report on Form 10-Q for the period ended September 30, 2023, reporting total stockholders’ equity of $3,278,805 as of September 30, 2023.

Additionally, as we have previously reported, on August 24, 2023, we received a notice (the “Minimum Bid Price Notice”) from the Staff indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). We are provided a compliance period of 180 calendar days from the date of the Notice, or until February 20, 2024, to regain compliance with the Minimum Bid Price Rule, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before February 20, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Price Rule, and the matter would be resolved. On January 4, 2024, we received notice from Nasdaq Listing Qualifications stating that Nasdaq Listing Qualifications Staff had determined that for the prior eleven consecutive business days, from December 18, 2023 to January 3, 2024, the closing bid price of our Common Stock had been at $1.00 per share or greater, and accordingly, we had regained compliance with the Minimum Bid Price Rule.

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In addition, on October 26, 2023, we received notice from the Staff of Nasdaq indicating that, in connection with our July 2023 Offering, we were not in compliance with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price. On December 12, 2023, during the Special Meeting, our stockholders’ ratified our entry into the Offering as we received the affirmative vote of the majority of the votes cast by shares of our common stock present or represented by proxy and entitled to vote at the Special Meeting.

There can be no assurance that we will be able to ultimately regain and sustain compliance with all applicable requirements for continued listing on the Nasdaq Stock Market LLC. In the event that we are unable to regain and sustain compliance will all the applicable requirements for continued listing, our common stock may be delisted from Nasdaq.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

The public offering price per share of common stock, and the public offering price of each Prefunded Warrant, will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. In addition, we are issuing Common Warrants to purchase 525,625 shares of common stock in a concurrent private placement. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, you will incur further dilution.

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There is no public market for the Prefunded Warrants being offered by us in this offering.

There is no established public trading market for the Prefunded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Prefunded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Prefunded Warrants will be limited.

The Prefunded Warrants are speculative in nature.

The Prefunded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Prefunded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Prefunded Warrants is uncertain and there can be no assurance that the market value of the Prefunded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Prefunded Warrants, and consequently, whether it will ever be profitable for holders of the Prefunded Warrants to exercise the Prefunded Warrants.

Holders of the warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the warrants.

Until holders of the Prefunded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the warrants. Upon exercise of the Prefunded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to the Potential Acquisition of IMGX

While we have entered into a non-binding IMGX LOI with IMGX for the Acquisition, there is no assurance that the Acquisition will be completed on the terms contained in the IMGX LOI or otherwise.

As discussed above, on December 18, 2023, we announced that we have entered into the non-binding IMGX LOI. See “Prospectus Summary – Recent Developments.” The amount and structure of the consideration could change as a result of subsequent negotiations, due diligence, or other factors. Any definitive agreement with respect to the Acquisition would be subject to approval by the respective parties to the IMGX LOI, including approval by our Board of Directors and/or stockholders, and would likely include a number of customary provisions, including without limitation, representations and warranties of IMGX and us, restrictive covenants, and indemnification provisions, as well as various closing conditions, including without limitation, receipt of applicable third party approvals, satisfactory financing and licensing arrangements. There can be no assurance that the parties will ultimately negotiate and enter into definitive transaction agreements on the terms contemplated by the IMGX LOI or otherwise. In particular, the terms of the potential transaction, the timing of closing and the aggregate consideration that we may receive may materially differ from that currently contemplated by the IMGX LOI. In addition, in the event that the Acquisition does not occur, we may, in the future, enter into other non-binding or binding letters of intent, as well as definitive documentation relating to the acquisition of IMGX, however there can be no assurance that we will do so. If we do not complete the acquisition of IMGX pursuant to the IMGX LOI, other letters of intent, and any related transaction documentation, we will have incurred expenses without our stockholders realizing any benefit therefrom. Additionally, if we fail to consummate such anticipated Acquisition, such failure could result in fluctuations to the market price of our common stock, and may have a material adverse impact on our financial condition and results of operations.

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Risks Related to the Potential Sale of Niclosamide

While we have entered into the non-binding Niclosamide LOI for the Niclosamide Sale, there is no assurance that the Niclosamide sale will be completed on the terms contained in the Niclosamide LOI or otherwise.

As discussed above, on December 27, 2023, we announced that we entered into the Niclosamide LOI. See “Prospectus Supplement Summary – Recent Developments.” The amount and structure of the consideration could change as a result of subsequent negotiations, due diligence, or other factors. Any definitive agreement with respect to the Niclosamide Sale would be subject to approval by the respective parties to the Niclosamide LOI, including approval by our Board of Directors, and would likely include a number of customary provisions, including without limitation, representations and warranties of the buyer and us, restrictive covenants, and indemnification provisions, as well as various closing conditions, including without limitation receipt of applicable third party approvals and satisfactory financing arrangements. There can be no assurance that the Niclosamide LOI parties will ultimately negotiate and enter into definitive transaction agreements on the terms contemplated by the Niclosamide LOI or otherwise. In particular, the timing and closing of any such transaction and the aggregate consideration that we may receive may materially differ from that currently contemplated by the Niclosamide LOI. In addition, in the event the Niclosamide Sale does not occur, we may, in the future, enter into other non-binding or binding letters of intent, as well as definitive documentation relating to the sale of niclosamide, however there can be no assurance that we will do so. If we do not complete the sale of niclosamide pursuant to the Niclosamide LOI, other letters of intent, and any related transaction documentation, we will have incurred expenses without our stockholders realizing any benefit therefrom. Additionally, if we fail to consummate such anticipated Niclosamide Sale, such failure could result in fluctuations to the market price of our common stock, and may have a material adverse impact on our financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;

•	our ability to satisfy our payment obligations in connection with the acquisition of First Wave Bio, Inc. and the settlement payments;

•	statements regarding geopolitical events, including the wars in the Middle East and Ukraine and their effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;

•	the availability of capital to satisfy our working capital requirements;

•	our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;

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●	our ability to consummate our potential acquisition of ImmunogenX, Inc., our potential sale of niclosamide, and other strategic transactions;

•	the integration and effects of our acquisitions and other strategic transactions;

•	the accuracy of our estimates regarding expense, future revenue and capital requirements;

•	ability to continue operating as a going concern;

•	our plans to develop and commercialize our product candidates, including adrulipase and niclosamide;

•	our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

•	regulatory developments in the U.S. and foreign countries;

•	the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers

•	our ability to obtain and maintain intellectual property protection for our core assets;

•	the size of the potential markets for our product candidates and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates for any indication once approved;

•	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

•	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees and paying estimated offering expenses payable by us, will be approximately $3.6 million, assuming the full exercise of the Prefunded Warrants.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including the further development of our product candidates. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DILUTION

If you invest in our securities in this offering, you will suffer immediate and substantial dilution in the book value of the shares you purchase in an amount equal to the difference between the offering price per share in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2023. Our net tangible book value as of September 30, 2023 was approximately $1.595 million, or $2.3688 per share of common stock.

After giving effect to the sale of 173,100 shares of common stock in this offering at an offering price of $7.61 per share, assuming the full exercise of the 352,525 Prefunded Warrants (assuming no exercise of the Common Warrants issued in the concurrent private placement), and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $5.203 million, or $4.3402 per share. This amount represents an immediate increase in as adjusted net tangible book value of $1.9714 per share to our existing stockholders, and an immediate dilution of $3.2698 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$7.61
Net tangible book value per share as of September 30, 2023	$2.3688
Increase in net tangible book value per share as of September 30, 2023, attributable to the new investors	$1.9714
As adjusted net tangible book value per share as of September 30, 2023, after giving effect to this offering		$4.3402
Dilution per share to new investors		$3.2698

The above discussion and table are based on approximately 673,173 shares of common stock outstanding on September 30, 2023, and excludes, as of that date, the following:

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•	36 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $44,952.62 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

•	14 shares of awarded but unissued restricted stock under our 2014 Plan;

•	411 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $4,652.79 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

•	3,649 shares of awarded but unissued restricted stock units under our 2020 Plan;

•	50,458 shares of common stock available for future issuance under our 2020 Plan;

•	898,630 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $47.44 per share;

•	154 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $1.0 million through September 30, 2023;

•	either (x) if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, up to157 additional shares of common stock issuable upon conversion of Series C Preferred Stock and up to 157 shares of common stock issuable upon exercise of warrants or (y) if the holders of Series B Preferred Stock elect to exchange into our sales made on November 30, 2021, at a price of $10,985.94 per share, pursuant to our ATM Agreement (such price being the lowest price per share sold under the ATM Agreement to date), up to 454 additional shares of common stock, in each case that may be issued pursuant to the exchange right in excess of amounts currently underlying Series B Preferred Stock; and

•	525,625 shares of common stock issuable upon exercise of the Common Warrants being issued in the concurrent private placement.

As disclosed above under “Risk Factors”, to the extent, options or warrants are exercised, new options are issued under our equity incentive plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock, and Prefunded Warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the Prefunded Warrants). No fractional warrants will be issued.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Our Capital Stock” in the accompanying prospectus. On December 12, 2023, shareholders at the Special Meeting approved a proposal to amend our Charter to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. On December 13, 2023, we filed an amendment to our Charter with the Secretary of State of the State of Delaware increasing our authorized shares of common stock to 100,000,000 shares, effective on December 18, 2023.

Our common stock is listed on the Nasdaq Capital market under the symbol “FWBI”. Our transfer agent is Colonial Stock Transfer Company, Inc.

Prefunded Warrants

The following is a summary of the material terms and provisions of the Prefunded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Prefunded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Prefunded Warrant for a complete description of the terms and conditions of the Prefunded Warrant.

Duration and Exercise Price

Each Prefunded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Prefunded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Prefunded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Prefunded Warrants will be issued in certificated form only.

Exercisability

The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Prefunded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Prefunded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants. Purchasers of Prefunded Warrants in this offering may also elect prior to the issuance of the Prefunded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Prefunded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Prefunded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Prefunded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Prefunded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Prefunded Warrants are currently traded on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Prefunded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Prefunded Warrants. The Prefunded Warrants will provide that the holders of the Prefunded Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Prefunded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock (but excluding the potential Acquisition), the holders of the Prefunded Warrants will be entitled to receive upon exercise of the Prefunded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prefunded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Waivers and Amendments

The Prefunded Warrant may be modified or amended or the provisions of the Prefunded Warrant waived with our and the holder’s written consent.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “FWBI”. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

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PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of common stock in this offering, we will issue and sell to the investors in this offering Common Warrants to purchase up to an aggregate of 525,625 shares of common stock at an exercise price equal to $7.48 per share.

The Common Warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of common stock issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following is a summary of the material terms and provisions of the Common Warrants that are being offered in the concurrent private placement. This summary is subject to and qualified in its entirety by the form of Common Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Duration and Exercise Price

The Common Warrants will have an exercise price of $7.48 per share. The Common Warrants will be immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The common warrants will be issued separately from the common stock or Prefunded Warrants, respectively, and may be transferred separately immediately thereafter. The Common Warrants will be issued in certificated form only.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that prior to the issuance of the Common Warrants, the holder may elect to increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise

If at the time of exercise of the Common Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of common stock issuable upon exercise of the Common Warrant, then the Common Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Common Warrants.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity (but excluding the potential Acquisition), sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

 However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If the holders of our common stock are not offered or paid any consideration in such fundamental transaction, then such holders will be deemed to have received common stock.

Transferability

In accordance with its terms and subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants. The Common Warrants will provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

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PLAN OF DISTRIBUTION

We engaged Roth Capital Partners, LLC (“Roth” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. Roth is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, Roth and the prospective investor.

We are entering into separate securities purchase agreements directly with investors in connection with this offering of common stock and Prefunded Warrants pursuant to this prospectus supplement and accompanying prospectus under which we will sell the securities offered hereby directly to such investors.

Roth will have no authority to bind us. Further, Roth does not guarantee that it will be able to raise new capital in any prospective offering.

Delivery of the securities offered hereby is expected to occur on or about March 6, 2024, subject to satisfaction or waiver of customary closing conditions.

We have agreed to pay Roth a cash fee equal to 5.5% of the gross proceeds received from the investor who purchased securities in the offering. We have also agreed to reimburse Roth for accountable expenses, including, but not limited to, legal fees for placement agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $40,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $131,500.

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Under the terms of the securities purchase agreements, from the date of such agreements until sixty (60) days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until the one year anniversary of the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exceptions including following 75 days after the closing of this offering, an “at the market” offering shall be permitted.

Roth may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Roth acting as principal. Under these rules and regulations, Roth:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we have filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Other Relationships

The placement agent acted as the placement agent in connection with the private placement consummated in July 2023 and as financial advisor for the warrant inducement transactions in September 2023 and December 2023, for each of which it has received customary fees and expenses. The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Pryor Cashman LLP, New York, New York has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2022 and 2021 audited annual consolidated financial statements of First Wave BioPharma, Inc. (formerly known as AzurRx BioPharma, Inc.), as of and for the years ended December 31, 2022 and 2021, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit reports dated March 20, 2023 for the 2022 and March 21, 2022 for the 2021 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and accompanying prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement and accompanying prospectus, or any document incorporated by reference herein, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website, www.firstwavebio.com/investors/regulatory-filings.

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We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 20, 2023;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed on May 12, 2023, for the period ended June 30, 2023, filed with the SEC on August 14, 2023, and for the period ended September 30, 2023, filed with the SEC on November 12, 2023.

●	our Current Reports on Form 8-K, filed on January 17, 2023, February 7, 2023, March 15, 2023, April 7, 2023, April 21, 2023, June 16, 2023, June 23, 2023, July 13, 2023, July 21, 2023, August 18, 2023, August 25, 2023, September 14, 2023, September 15, 2023, October 10, 2023, October 31, 2023, December 14, 2023, December 18, 2023, December 27, 2023, and January 4, 2024 (other than any portions thereof deemed furnished and not filed);

•	our definitive proxy statements on Schedule 14A, filed on May 15, 2023 and November 13, 2023; and

•	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 20, 2023, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus supplement and prior to the termination of the offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Any such request should be addressed to us at: 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, Attention: Chief Financial Officer, or made by phone at (561) 589-7020. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus we authorize for use in connection with this offering. We have not authorized anyone to provide you with information different from that contained in such documents or incorporated by reference in such documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

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BASE PROSPECTUS

First Wave BioPharma, Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) subscription rights and (v) units. The preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $150,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” The last reported sale price for our common stock on June 1, 2021 as quoted on the Nasdaq Capital Market was $0.86 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended the (“Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and the documents incorporated by reference into this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

AzurRx BioPharma, Inc. is referred to herein as “AzurRx,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and any accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $150,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sales agreement prospectus supplement filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 2 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. We are focused on developing our pipeline of gut-restricted GI clinical drug candidates, including ms1819 and niclosamide.

Our lead drug candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”), currently in two Phase 2 CF clinical trials. In March 2021, we announced topline results from our Phase 2b OPTION 2 monotherapy trial, and in May 2021, we announced positive interim results from the first 18 patients in our Phase 2 Combination trial in Europe.

In 2021, we intend to launch two new clinical programs using proprietary formulations of niclosamide, a small molecule with anti-helminthic, anti-viral and anti-inflammatory properties; FW-1022, for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) gastrointestinal infections, and FW-420, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients. We initiated our Phase 2 RESERVOIR clinical trial using a proprietary oral immediate-release tablet formulation of micronized niclosamide (FW-1022) for the treatment of COVID-19 related GI infections in April 2021, and we are preparing to initiate our Phase 1b/2a PASSPORT ICI-AC trial using both an oral immediate-release tablet and a topical rectal enema foam formulations of niclosamide (FW-420) in the first half of 2021.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in any prospectus supplement, in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may cause our results to materially differ from those expressed or implied by forward-looking statements include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 2 of this prospectus, in any prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	subscription rights to purchase shares of common stock or preferred stock;

•	warrants to purchase shares of common stock or preferred stock; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

General

Our authorized capital stock consists of:

•	250,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001.

As of May 21, 2021, there were 250,000,000 shares of common stock, and 10,000,000 shares of preferred stock, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”) have been designated.

As of May 21, 2021, there were 78,575,131 shares of common stock issued and outstanding, 893.52 shares of Series B Preferred Stock issued and outstanding and 0 shares of Series C Preferred Stock issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws, do not provide for cumulative voting rights.

Holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Tel: (801) 355-5740.

Preferred Stock

We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of May 21, 2021, 5,194.81 shares were designated as Series B Preferred Stock, of which 893.52 were issued and outstanding, and 75,000 were designated as Series C Preferred Stock, of which none were issued and outstanding. This leaves 9,919,805.19 shares of preferred stock authorized but undesignated.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Series B Preferred Stock

Under the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”), each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into our common stock at a conversion rate equal to the quotient of (i) the $7,700 stated value (the “Series B Stated Value”) divided by (ii) the initial conversion price of $0.77, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series B Certificate of Designations. In addition, if at any time after January 16, 2021, the six month anniversary of the date of the closing of our private placement transaction on July 16, 2020, the closing sale price per share of our common stock exceeds 250% of the initial conversion price, or $1.925, for 20 consecutive trading days, then all of the outstanding shares of Series B Preferred Stock will automatically convert (the “Automatic Conversion”) into such number of shares of our common stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted, plus the amount of any accrued and unpaid dividends thereon, by the Series B Stated Value per share and dividing the result by the then applicable conversion price.

The Series B Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion (including pursuant to the Automatic Conversion) that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

Each holder of shares of Series B Preferred Stock, in preference and priority to the holders of all other classes or series of our stock, is entitled to receive dividends, commencing from the date of issuance. Such dividends may be paid by us only when, as and if declared by our board of directors, out of assets legally available therefore, semiannually in arrears on the last day of June and December in each year, commencing December 31, 2020, at the dividend rate of 9.0% per year, which is cumulative and continues to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore. We may pay such dividends at our sole option either in cash or in kind in additional shares of Series B Preferred Stock (rounded down to the nearest whole share), provided we must pay in cash the fair value of any such fractional shares in excess of $100.00. Under the Series B Certificate of Designations, to the extent that applicable law or any of our existing contractual restrictions prohibit any required issuance of additional shares of Series B Preferred Stock as in-kind dividends or otherwise (“Additional Shares”), then appropriate adjustment to the conversion price of the Series B Preferred Stock shall be made so that the resulting number of conversion shares includes the aggregate number of shares of our common stock into which such Additional Shares would otherwise be convertible.

Under the Series B Certificate of Designations, each share of Series B Preferred Stock carries a liquidation preference equal to the Series B Stated Value (as adjusted thereunder) plus accrued and unpaid dividends thereon (the “Series B Liquidation Preference”).

In the event we effect any issuance of common stock or common stock equivalents for cash consideration, or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right, subject to certain exceptions set forth in the Series B Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the Series B Liquidation Preference) for any securities or units issued in a Subsequent Financing on dollar-for-dollar basis. As a result, we may currently be required to issue additional shares of Series C Preferred Stock to any holders of Series B Preferred Stock who elect to exercise this right. Any shares of Series C Preferred Stock to be issued pursuant to this right would, upon issuance, be immediately converted into underlying shares of our common stock.

The holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize, create, designate, establish, issue or sell an increased number of shares of Series B Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation; (b) reclassify any shares of common stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock; (c) amend, alter or repeal our Charter or Bylaws and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; (d) issue any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock; (e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any of our capital stock; (f) declare bankruptcy, dissolve, liquidate, or wind up our affairs; (g) effect, or enter into any agreement to effect, a Change of Control (as defined in the Series B Certificate of Designations); or (h) materially modify or change the nature of our business.

Series C Preferred Stock

Under the Certificate of Designations for the Series C Preferred Stock (the “Series C Certificate of Designations”), each share of Series C Preferred Stock will be convertible, at either the holder’s option or at our option at any time, into common stock at a conversion rate equal to the quotient of (i) the Series C Stated Value of $750 plus all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock divided by (ii) the initial conversion price of $0.75, subject to specified adjustments for stock splits, cash or stock dividends, reorganizations, reclassifications other similar events as set forth in the Series C Certificate of Designations.

The Series C Preferred Stock contains limitations that prevent the holders thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by any such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion. As a result, the Series C Certificate of Designations provides for the issuance of Prefunded Warrants to purchase shares of our common stock, with an exercise price of $0.001 per share and with no expiration date, if necessary to comply with this limitation.

Each holder of shares of Series C Preferred Stock, subject to the preference and priority to the holders of our Series B Preferred Stock, is entitled to receive dividends, commencing from the date of issuance of the Series C Preferred Stock. Such dividends may be paid only when, as and if declared by our board of directors, out of assets legally available therefore, quarterly in arrears on the last day of March, June, September and December in each year, commencing on the date of issuance, at the dividend rate of 9.0% per year. Such dividends are cumulative and continue to accrue on a daily basis whether or not declared and whether or not we have assets legally available therefore.

Under the Series C Certificate of Designations, each share of Series C Preferred Stock carries a liquidation preference equal to the Series C Stated Value plus accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon.

The holders of the Series C Preferred Stock have no voting rights. We may not take the following actions without the prior consent of the holders of at least a majority of the Series C Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Series C Certificate of Designations) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend our Charter or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Stockholder Action by Written Consent

Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

To the extent applicable, each warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement. Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act , so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid, or discounts or concessions allowed, to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited annual consolidated financial statements of AzurRx BioPharma, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Charter limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our Charter and Bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pioneerpowersolutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.azurrx.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 24, 2021;

•	our Current Report on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021 and March 10, 2021 (other than any portion thereof deemed furnished and not filed);

•	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on August 8, 2016, including any amendment or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

173,100 Shares of Common Stock

352,525 Prefunded Warrants to Purchase up to 352,525 Shares of Common Stock

352,525 Shares of Common Stock underlying the Prefunded Warrants and

PROSPECTUS SUPPLEMENT

Roth Capital Partners

March 3, 2024